Exhibit 10.19

EXECUTION

CONSENT AND ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS CONSENT AND ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Amendment”), dated as of July 13, 2011 (the “Amendment Date”), is among J.B. POINDEXTER & CO., INC., a Delaware corporation, MORGAN TRUCK BODY, LLC, a Delaware limited liability company, TRUCK ACCESSORIES GROUP, LLC, a Delaware limited liability company, MIC GROUP, LLC, a Delaware limited liability company, MORGAN OLSON, LLC, a Delaware limited liability company, EFP, LLC, a Delaware limited liability company, and FEDERAL COACH, LLC, a Delaware limited liability company (each a “Borrower” and collectively “Borrowers”), the other Loan Parties signatory to the Loan Agreement defined below, and BANK OF AMERICA, N.A., a national banking association and successor to LaSalle Bank National Association, for itself as administrative agent (in such capacity, “Agent”) and a Lender under the Loan Agreement defined below.

RECITALS:

A.                                   Borrower, Agent and the Lenders are party to the certain Loan and Security Agreement dated as of March 15, 2004, the First Amendment to Loan and Security Agreement dated May 13, 2004, the Limited Consent and Second Amendment to Loan and Security Agreement dated November 3, 2004, the Limited Consent and Omnibus Amendment dated December 30, 2004, the Third Amendment to Loan and Security Agreement dated January 20, 2005, Amendment No. 4 to Loan and Security Agreement dated April 25, 2005, the Limited Consent and Second Omnibus Amendment dated January 20, 2006, the Third Omnibus Amendment dated January 20, 2006, the Limited Consent and Fourth Omnibus Amendment dated March 17, 2006, the Limited Consent, Joinder and Fourth Omnibus Amendment dated October 10, 2006, the Limited Consent, Joinder and Fifth Omnibus Amendment dated April 30, 2007, the Limited Consent, Joinder and Sixth Omnibus Amendment dated August 22, 2007, the Limited Consent, Joinder and Seventh Omnibus Amendment dated September 3, 2007, the Eighth Amendment to Loan and Security Agreement dated October 7, 2008, the Limited Waiver and Eighth Omnibus Amendment dated May 26, 2009, the Ninth Amendment to Loan and Security Agreement dated January 14, 2010 and the Tenth Amendment to Loan and Security Agreement dated December 13, 2010 (collectively and as may be further amended, restated or otherwise modified from time to time, the “Loan Agreement”). Terms defined by the Loan Agreement, where used in this Amendment, shall have the same meanings as are prescribed by the Loan Agreement.

B.                                     Poindexter has advised Agent that Poindexter proposes to enter into transactions pursuant to which Poindexter would (i) incur new Indebtedness in an aggregate principal amount up to $250,000,000 in the form of senior notes due 2021, pursuant to an indenture among Poindexter and its domestic Subsidiaries, and Wells Fargo Bank, National Association, as trustee and (ii) use the proceeds of such Indebtedness to repurchase or redeem the Senior Notes or otherwise retire or repay Senior Notes, and for general corporate purposes. The Loan Parties have requested that Agent and the Lenders consent to such transactions, to the extent such consent is required by the Loan Agreement, and amend the Loan Agreement in certain related respects.

C.                                     Poindexter has requested that Agent (i) release Poindexter’s non-domestic Subsidiaries from any obligation for the Liabilities, to the extent any such Subsidiary is an Obligor, and (ii) release its security interest in Investment Property owned by any Loan Party in any such non-domestic Subsidiary, and Agent is willing to do so, subject to the terms of this Amendment.

NOW THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Agent and the Lenders hereby agree as follows:

ARTICLE 1
Amendments to Loan Agreement

Section 1.1                                      Amendments to Section 1.1 of the Loan Agreement. Effective as of the Amendment Date, the following definitions are added to Section 1.1 of the Loan Agreement, each of which shall be deemed inserted therein in its appropriate alphabetical position and read as follows, respectively:

“Foreign Subsidiaries” shall mean any Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Subsidiary.

“New Senior Note Documents” shall mean the New Senior Notes, the New Senior Notes Indenture and all schedules, exhibits, amendments, supplements and modifications thereto and all other instruments and documents delivered pursuant thereto or in connection therewith.

“New Senior Note Indenture” shall mean an Indenture by and among Poindexter, as issuer, Wells Fargo Bank, National Association, as trustee and the other Subsidiaries party thereto as guarantors, with respect to the New Senior Notes, in form substantially the same as the draft thereof provided by Poindexter to Agent pursuant to the certain Eleventh Amendment Closing Certificate dated as of July [  ], 2011, executed and delivered by Poindexter to Agent (the “Eleventh Amendment Closing Certificate”), as such New Senior Note Indenture may be amended, modified, supplemented, extended, renewed, restated or replaced as permitted by the terms of subsection 13(b) hereof.

“New Senior Notes” shall mean collectively, the Senior Notes due 2021, issued by Poindexter pursuant to the terms of the New Senior Note Indenture in an aggregate principal amount of up to $250,000,000, as may be amended, modified, supplemented, extended, renewed, restated or replaced as permitted by the terms of subsection 13(b) hereof.

“Outstanding Senior Note Documents” shall mean, collectively, the Senior Note Documents and the New Senior Notes Documents.

“Outstanding Senior Notes” shall mean, collectively, the Senior Notes and the New Senior Notes.

Section 1.2                                      Amendment to Section 13(a) of the Loan Agreement. Effective as of the Amendment Date, clause (iii) of Section 13(a) of the Loan Agreement is hereby amended and restated to read as follows:

(iii) (A) the guarantees of the Subsidiaries of Poindexter of the obligations of Poindexter under the Senior Note Documents and (B) the guarantees of the Subsidiaries of Poindexter, other than Foreign Subsidiaries, of the obligations of Poindexter under the New Senior Note Documents;

Section 1.3                                      Amendment to Section 13(b)(vi) of the Loan Agreement. Effective as of the Amendment Date, Section 13(b)(vi) of the Loan Agreement is hereby amended and restated to read as follows:

(vi)                              unsecured Indebtedness not to exceed the sum of (i) the principal amount of $250,000,000 evidenced by the New Senior Notes plus (ii) the principal amount of the Senior Notes outstanding on the closing date of the New Senior Notes (after giving effect to any retirement, repurchase or repayment of the Senior Notes occurring on such closing date with the proceeds of Indebtedness incurred under the New Senior Notes), less, in each case, the aggregate amount of all repayments or repurchases, optional or mandatory, of principal in respect thereof, plus interest thereon at the rate provided for in the Outstanding Senior Notes, as applicable, in each case as in effect on the date hereof; provided, that: (a) any Loan Party shall only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the Outstanding Senior Notes and the Outstanding Senior Note Documents, as applicable, as each is in effect on the date hereof (except as otherwise permitted below), (b) no Loan Party shall, directly or indirectly, (A) amend, modify, alter or change any of the material terms of the Outstanding Senior Note Documents, the Outstanding Senior Notes or any agreements, documents or instruments executed and/or delivered in connection therewith, if the effect thereof would, directly or indirectly, (1) increase the interest rate on any Outstanding Senior Notes, (2) change the dates upon which payments of principal or interest are due on such Outstanding Senior Notes other than to extend such dates, (3) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Outstanding Senior Notes, (4) change the redemption or prepayment provisions of such Outstanding Senior Notes other than to extend the dates thereof or to reduce the premiums payable in connection therewith, (5) grant any security or collateral to secure payment of such Outstanding Senior Notes, or (6) change or amend any other term if such change or amendment would materially increase the obligations of the Loan Party thereunder or confer additional material rights on the holder of such Outstanding Senior Notes in a manner adverse to any Loan Party, Agent or any Lender; provided, that, the foregoing shall not be deemed to prohibit supplemental indentures pursuant to Sections 9.01(1), (2), (3), (4), (8) or (9) of the Senior Note Indenture (as in effect on the date hereof) and corresponding provisions set forth in the New Senior Indenture, or (B) redeem, retire, prepay, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except, that, (1) any Loan Party may prepay or redeem any of such Indebtedness with the proceeds of Refinancing Indebtedness to the extent permitted under subsection 13(b)(xii) hereof, (2) Poindexter shall prepay, repurchase or redeem all Senior Notes with proceeds of Indebtedness incurred under the New Senior Notes no later than 75 days after the closing date of the New Senior Notes and (3) Poindexter may redeem, prepay, retire, defease or repurchase the Outstanding Senior Notes so long as Agent shall have received evidence, in form and substance satisfactory to Agent, that after giving effect to such redemption, prepayment, retirement, defeasance or repurchase, average daily Excess Availability with respect to all Borrowers for the 30-day period preceding the consummation of such redemption or repurchase would have exceeded $20,000,000 on a pro forma basis (giving effect to such transaction as if consummated on the first day of such period) and (c) each Loan Party shall furnish to Agent all notices or demands in connection with such Indebtedness (other than routine and recurring notices sent or received in the ordinary course, except as Agent shall otherwise specifically request) either received from any of the holders of the Outstanding Senior Notes, or from the trustee or other representative or agent of the holders of the Outstanding Senior Notes or on their behalf promptly after receipt thereof, or sent by any Loan Party, or on its behalf, to any of the holders of the Outstanding Senior Notes or the trustee or other representative or agent of the holders of the Outstanding Senior Notes, concurrently with the sending thereof, as the case may be;

Section 1.4                                      Amendment to Section 13(d)(ii)(6) of the Loan Agreement. Effective as of the Amendment Date, Section 13(d)(ii)(6) of the Loan Agreement is hereby amended and restated to read as follows:

(6)                                  such Acquisition shall be permitted under the terms and provisions of the Outstanding Senior Note Documents as in effect as of the date hereof (without regard to any subsequent waivers or amendments thereto);

Section 1.5                                      Amendment to Section 13(d)(ii)(8) of the Loan Agreement. Effective as of the Amendment Date, Section 13(d)(ii)(8) of the Loan Agreement is hereby amended and restated to read as follows:

(8)                                  at Agent’s or Requisite Lenders’ election, the applicable Loan Parties shall, and shall cause their Subsidiaries (other than any Subsidiary designated Unrestricted Subsidiary in accordance with the terms and conditions set forth in the definition of “Unrestricted Subsidiary” hereof or a Foreign Subsidiary) (including any Subsidiary (other than any Subsidiary designated Unrestricted Subsidiary in accordance with the terms and conditions set forth in the definition of “Unrestricted Subsidiary” hereof or a Foreign Subsidiary) formed for purposes of consummating and/or acquired pursuant to any such Acquisition) to, execute the Joinder Agreements to this Agreement and the Intercompany Loan Agreement to become a Loan Party hereunder and under such Other Agreements (as applicable), and deliver such other documents, agreements, certificates, opinions and other items as Agent shall require, in each case in form and substance satisfactory to Agent, to further guarantee and secure the Liabilities with a first priority perfected security interest in the assets acquired pursuant to the Acquisition;

Section 1.6                                      Amendment to Section 13(d)(iv) of the Loan Agreement. Effective as of the Amendment Date, Section 13(d)(iv) of the Loan Agreement is hereby amended and restated to read as follows:

(iv)                              New Subsidiaries. (a) Any Loan Party may acquire Subsidiaries after the date hereof to the extent permitted in subsection 13(d)(ii) hereof, and (b) any Loan Party may form Subsidiaries after the date hereof solely for the purpose of purchasing assets or Capital Stock of another Person to the extent permitted under subsection 13(d)(ii) hereof; provided, that, (i) no Default or Event of Default, have occurred or remain continuing as a result of, and after giving effect to, such transaction and (ii) other than in the case of a Foreign Subsidiary or any Subsidiary designated Unrestricted Subsidiary in accordance with the terms and conditions set forth in the definition of “Unrestricted Subsidiary” hereof, at Agent’s or Requisite Lenders’ election, the applicable Loan Parties shall, and shall cause such new Subsidiaries to, execute the Joinder Agreements to this Agreement and the Intercompany Loan Agreement to become a Loan Party hereunder and thereunder, and execute and deliver such Other Agreements, documents, agreements, certificates, opinions and other items as Agent shall require, in each case in form and substance satisfactory to Agent, to further guarantee and secure the Liabilities; and

Section 1.7                                      Amendment to Section 13(e) of the Loan Agreement. Effective as of the Amendment Date, Section 13(e) of the Loan Agreement is hereby amended as follows:

(a)                                  clause (d) of Section 13(e)(J) is hereby amended and restated to read as follows:

(d) such payment is permitted under the terms and provisions of the Outstanding Senior Note Documents as in effect as of the date hereof (without regard to any subsequent waivers or amendments thereto),

(b)                                 (i) Section 13(e)(M) is amended to delete the word “and” after the semi-colon at the end thereof, (ii) Section 13(e)(N) is amended to insert the word “and” after the semi-colon at the end thereof, and (iii) a new Section 13(e)(O) is hereby added to the Loan Agreement, which shall be inserted following Section 13(e)(N) and read as follows:

(O)                               Poindexter may repurchase Senior Notes with the proceeds of New Senior Notes or redeem Senior Notes with proceeds of New Senior Notes.

Section 1.8                                      Amendment to Section 15(c) of the Loan Agreement. Effective as of the Amendment Date, Section 15(c) of the Loan Agreement is hereby amended as follows:

(c)                                  Breaches of Other Obligations.

The failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under any other agreement with any Person if such failure might have a Material Adverse Effect on such Obligor or any “Event of Default” as such term is defined in the Senior Note Indenture or the New Senior Note Indenture, respectively, shall occur.

Section 1.9                                      Amendment to Schedule 11(n). Effective as of the Amendment Date, Schedule 11.(n) to the Loan Agreement is hereby amended to add the following:

Indebtedness in the principal amount of up to $250,000,000 evidenced by New Senior Notes, together with accrued interest thereon as provided therein.

ARTICLE 2
Consent

Section 2.1                                      Consent in Respect of New Senior Notes. Agent and the Lenders consent to (a) incurrence by Poindexter and its Subsidiaries (other than Foreign Subsidiaries and Unrestricted Subsidiaries) of Indebtedness pursuant to the New Senior Notes and execution by Poindexter and such Subsidiaries of the New Senior Note Documents and (b) use the proceeds of such Indebtedness incurred under the New Senior Notes to repurchase or redeem Senior Notes or otherwise repay Indebtedness under the Senior Notes and otherwise for general corporate purposes, in each case to the extent such consent is required by, or the failure to obtain such consent would constitute a violation of, the Loan Agreement (including without limitation, Sections 13(a), 13(b)(vi), 13(b)xii), 13(d)(v), 13(e) and 13(f) of the Loan Agreement). The consent provided by this Section 2.1 is expressly limited as provided herein, and shall not constitute a consent to any action other than as described in clauses (a) and (b) preceding.

ARTICLE 3
Particular Agreements

Section 3.1                                      Investment Property. Pursuant to Section 5(a) of the Loan Agreement, as security for the Liabilities, each Loan Party previously granted to Agent for the benefit of Agent and the Lenders, a continuing security interest in, among other Collateral, all Investment Property of such Loan Party, whenever owned, existing, acquired or arising, including without limitation all stock, membership or other ownership interests in each Subsidiary of such Loan Party. In connection with the foregoing:

(a)                                  Effective as of the Amendment Date, at Poindexter’s request, Agent hereby (i) releases each Foreign Subsidiary from any obligation for the Liabilities, to the extent any such Foreign Subsidiary is an Obligor, and (ii) releases its security interest in Investment Property in any Foreign Subsidiary owned by any Loan Party to the extent such security interest exceeds, in the case of any Foreign Subsidiary of a Loan Party, 65% of the stock, membership or other ownership interests owned by such Loan Party in such Foreign Subsidiary.

(b)                                 In order to further evidence Agent’s security interests in the Collateral, as security for the Liabilities, each Loan Party hereby grants to Agent a continuing security interest in (i) all Investment Property of such Loan Party in each Subsidiary of such Loan Party other than a Foreign Subsidiary, now or hereafter owned, existing, acquired or arising, including without limitation all stock, membership or other ownership interests in each such Subsidiary other than a Foreign Subsidiary and (ii) 65% of the Investment Property of such Foreign Subsidiary of such Loan Party, now or hereafter owned, existing, acquired or arising, including without limitation, stock, membership or other ownership interests owned by such Loan Party in such Foreign Subsidiary, provided, however, notwithstanding the foregoing, at any time when an Event of Default has occurred and is continuing, upon request by Agent, each Loan Party will cause each Foreign Subsidiary of such Loan Party to grant a security interest, pledge or lien in all other Investment Property then or thereafter owned by such Loan Party in such Foreign Subsidiary.

(c)                                  On or before the expiration of 60 days after the Amendment Date, each Loan Party will deliver to Agent such documents, agreements or instruments (including, if requested by Agent with respect to any Foreign Subsidiary, such documents as are necessary to create and perfect a lien or pledge under the laws of such Foreign Subsidiary’s jurisdiction of organization), duly executed by such Loan Party, as may be requested by Agent in connection with Agent’s security interests in Investment Property described in this Section 3.1.

ARTICLE 4
Conditions

Section 4.1                                      Conditions Precedent. The effectiveness of Article 1, Article 2 and Section 3.1(a) of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)                                  The Loan Parties shall have delivered to Agent an executed original copy of this Amendment, in form and substance satisfactory to Agent, duly executed by each such Loan Party;

(b)                                 upon giving effect to this Amendment, the representations and warranties contained herein and in all Other Agreements, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date;

(c)                                  no Default or Event of Default shall be in existence;

(d)                                 Agent shall have received the Eleventh Amendment Closing Certificate, , in form and substance satisfactory to Agent, duly executed by the Loan Parties and attaching a full copy of a draft of the New Senior Note Indenture; and

(e)                                  all proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to Agent.

ARTICLE 5
Other Agreements

Section 5.1                                      Representations and Warranties. Borrowers represent and warrant to Agent and the Lenders that the execution, delivery and performance of this Amendment and any and all Other Agreements executed and/or delivered in connection herewith have been authorized by all requisite action on the part of Borrowers and will not violate the governing documents of Borrowers, and that, after giving effect to this Amendment, (a) the representations and warranties contained in the Loan Agreement and the Other Agreements are true and correct on and as of the date hereof as though made on and as of the date hereof (except to the extent that such representations and warranties were expressly made only in reference to a specific date), (b) no Default or Event of Default has occurred and is continuing, and (c) Borrowers are in full compliance with all covenants and agreements contained in the Loan Agreement and the Other Agreements.

Section 5.2                                      Ratifications. The Loan Agreement and the Other Agreements are ratified and confirmed and, except as expressly provided by this Amendment, shall continue in full force and effect in accordance with their terms.

Section 5.3                                      Reference to Loan Agreement. The Loan Agreement and each of the Other Agreements, and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference in such document to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

Section 5.4                                      Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Borrowers, Agent and the Lenders and their respective successors and assigns, except no Borrower may assign or transfer any of its respective rights or obligations hereunder without the prior written consent of Agent.

Section 5.5                                      WAIVER AND RELEASE. IN CONSIDERATION OF THIS AGREEMENT, EACH BORROWER REPRESENTS AND WARRANTS THAT THERE ARE NO OFFSETS, DEFENSES OR COUNTERCLAIMS AGAINST OR IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN AGREEMENT OR THE OTHER AGREEMENTS AND EACH BORROWER HEREBY RELEASES AND DISCHARGES AGENT, THE LENDERS AND THEIR RESPECTIVE AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, OF AND FROM ALL CLAIMS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES, KNOWN OR UNKNOWN, FIXED, CONTINGENT OR CONDITIONAL, AT LAW OR IN EQUITY, IN CONNECTION WITH THE LOAN AGREEMENT AND THE OTHER AGREEMENTS OR ANY TRANSACTIONS OR ACTS IN CONNECTION THEREWITH, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE OF THIS AGREEMENT, WHICH ANY SUCH BORROWER MAY HAVE AGAINST ANY SUCH PERSON, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS, ACTIONS, CAUSES

OF ACTION, DAMAGES, COSTS, EXPENSES OR LIABILITIES ARE BASED ON CONTRACT, TORT OR OTHERWISE.

Section 5.6                                      Applicable Law. This Amendment shall be governed by and construed in accordance with laws governing the Loan Agreement.

Section 5.7                                      Counterparts. This Amendment may be executed in one or more counterparts, and on telecopy or electronic counterparts each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

Section 5.8                                      ENTIRE AGREEMENT. THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY AND ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER OF THIS AMENDMENT. THIS AMENDMENT MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

SIGNATURES FOLLOW
REMAINDER OF PAGE BLANK

IN WITNES WHEREOF, the parties hereto have executed and delivered this Amendment effective as of the Amendment Date.

BORROWERS:

J.B. POINDEXTER & CO., INC.
MORGAN TRUCK BODY, LLC
TRUCK ACCESSORIES GROUP, LLC
MIC GROUP, LLC
MORGAN OLSON, LLC
EFP, LLC
FEDERAL COACH, LLC

By:	/s/ Michael J. O’Connor
Name:	Michael J. O’Connor
Title:	Chief Financial Officer

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and Lender

By:	/s/ Dan Clubb
Name:	Dan Clubb
Title:	Vice President